Exhibit 99.1

SETTLEMENT COMMUNICATION

SUBJECT TO FRE 408 AND ALL STATE LAW EQUIVALENTS

PROPOSED MODIFICATIONS TO THE RSA AND RESTRUCTURING TERM SHEET BY CERTAIN MANAGEMENT OF STONE ENERGY CORPORATION

The Restructuring Support Agreement and the Restructuring Term Sheet (collectively, the “Restructuring Documents”), will contain, as applicable to such documents, the following provisions, which shall apply in either an Out-Of-Court Restructuring or an In-Court Reorganization as contemplated in the Restructuring Support Agreement dated September     , 2016 (collectively, a “Restructuring”):

1.	The various documents that collectively compose the Non-Qualified Deferred Compensation Plan, and corresponding funds in the Fidelity accounts, will carry over, pass through and remain in place, unaffected and unmodified by the Restructuring.

•	In the event of an In-Court Reorganization, the funds in the Fidelity accounts will not be utilized by the Debtors in Possession, and remain segregated.

•	In the event of an In-Court Reorganization the Non-Qualified Deferred Compensation Plan, and all documents relating thereto, shall be assumed pursuant to Section 365.

2.	The Stone Energy Corporation 2016 Performance Incentive Compensation Plan (the “2016 Comp. Plan”) shall be honored, unaffected and unmodified by the Restructuring.

•	In the event of an In-Court Reorganization the 2016 Comp Plan shall be assumed pursuant to Section 365.

3.	The Restructuring Documents shall provide for a post Restructuring management incentive plan (“MIP”), which MIP shall provide for the grant of 10% of the New Equity Interests (or warrants or options to purchase New Equity Interests or other equity-linked interests) on a fully diluted basis to certain members of senior management, inclusive of a distribution upon consummation of the Restructuring of no less than 5% of the New Equity Interests. Additional terms, allocations and any limitations on the MIP shall be determined by the post-Restructuring Board of Directors.

4.	The Stone Energy Corporation Executive Change Of Control and Severance Plan (the “CIC/Severance Plan”), shall be honored, unaffected and unmodified by the Restructuring, except to the extent of modifications provided herein.

•	In the event of an In-Court Reorganization the CIC/Severance Plan shall be assumed, as modified herein, pursuant to Section 365.

5.	Richard Toothman, Senior Vice-President-Appalachia, will receive his entire benefits, unaltered, pursuant to the terms of the CIC/Severance Plan, as augmented and/or modified by that certain Letter dated August 10, 2016 (the “Toothman Letter Agreement”), concurrent with the closing of the sale of the Appalachian assets.

•	In recognition of the expiration of the Toothman Letter Agreement the board will agree to, and the Restructuring Documents shall provide for the immediate amendment of the Toothman Letter Agreement to extend its expiration to June 30, 2017.

•	In the event of an In-Court Reorganization the Toothman Letter Agreement shall be assumed, as modified herein, pursuant to Section 365.

6.	Level Two Executives, other than Toothman, as defined in the CIC/Severance Plan, will agree, solely for the purposes of the Restructuring, that the Restructuring will not be deemed a change of control, notwithstanding the definition of a change of control in the CIC/Severance Plan.

•	Notwithstanding the forgoing, and for clarity, this agreement to waive the application of the change of control provisions of the CIC/Severance Plan, will not apply to any event subsequent to the Restructuring.

7.	David Welch agrees that for the purposes of the Restructuring, and pursuant to the terms of that certain Letter dated December 2, 2008 (“Welch Employment Agreement”), that:

•	In the event the Welch Employment Agreement is terminated in connection with Restructuring, then Welch will reduce the severance multiplier in the Welch Employment Agreement from 2.99 to 1.99 and that the calculation of Welch’s severance payment shall be based upon the 2016 Comp. For clarity, the Welch Employment Agreement will revert to its current form, which provides for a 2.99 severance multiplier, 180 days after the consummation of the Restructuring.

•	In the event of an In-Court Reorganization the Welch Employment Agreement shall be assumed, as modified herein, pursuant to Section 365.

8.	For the purposes of the Restructuring, and pursuant to the terms of the CIC/Severance Plan, Kenneth Beer is a Level One Executive, and he agrees that:

•	In the event Beer is Involuntarily Terminated in connection with Restructuring, Beer will reduce the severance multiplier in the CIC/Severance Plan from 2.99 to 1.99 and that the calculation of Beer’s severance payment shall be based upon the 2016 Comp. Plan. For clarity, the CIC/Severance Plan as it applies to Beer as a Level One Executive will revert to its current form, which provides for a 2.99 severance multiplier, 180 days after the consummation of the Restructuring.

•	In the event of an In-Court Reorganization the CIC/Severance Plan shall be assumed, as modified herein, pursuant to Section 365.

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